Exhibit 99.1

Indianapolis, IN

For Immediate Release

Allison Transmission Prices Secondary Offering and Completes Share Repurchase

Indianapolis, August 6, 2013 – Allison Transmission Holdings Inc. (NYSE: ALSN), the world’s largest manufacturer of fully-automatic transmissions for medium- and heavy-duty commercial vehicles, medium- and heavy-tactical U.S. defense vehicles and hybrid-propulsion systems for transit buses, announced today that it has priced and upsized its secondary offering from 16,600,000 to 20,700,000 shares of common stock, of which 16,000,000 are being sold to the public at $22.00 per share. The selling stockholders in the offering have granted the underwriters an option to purchase up to 3,105,000 additional shares at the public offering price, less the underwriting discounts and commissions. All of the shares of common stock offered are being sold by selling stockholders. Allison Transmission Holdings, Inc. will not receive any proceeds from the sale of shares by the selling stockholders in this offering, including from any exercise by the underwriters of their option to purchase additional shares.

Subject to completion of the offering, Allison Transmission Holdings, Inc. will repurchase from the underwriters 4,700,000 of the 20,700,000 shares of common stock being sold by the selling stockholders. Allison Transmission Holdings, Inc.’s per-share purchase price for the repurchased shares will be the same as the per-share purchase price payable by the underwriters to the selling stockholders.

For the offering, BofA Merrill Lynch, Citigroup, J.P. Morgan, Barclays, Credit Suisse, and Goldman, Sachs & Co. served as joint book-running managers; Deutsche Bank Securities, Morgan Stanley, and UBS Investment Bank served as lead managers; Baird and KeyBanc Capital Markets served as senior co-managers; and Oppenheimer & Co. and SMBC Nikko served as co-managers.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and became automatically effective upon filing. The offering of these securities is being made only by means of a written prospectus forming part of the effective registration statement. A copy of the final prospectus related to the offering will be filed with the Securities and Exchange Commission, which may be obtained, when available, from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or e-mail dg.prospectus_requests@baml.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (tel: 800-831-9146); and J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Allison Transmission

Allison Transmission is the world’s largest manufacturer of fully-automatic transmissions for medium- and heavy-duty commercial vehicles, medium- and heavy-tactical U.S. defense vehicles and hybrid-propulsion systems for transit buses. Allison transmissions are used in a variety of applications including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (primarily school and transit), motor homes, off-highway vehicles and equipment (primarily energy and mining) and defense vehicles (wheeled and tracked). Founded in 1915, the Allison business is headquartered in Indianapolis, Indiana, U.S.A. and employs approximately 2,800 people. Allison has manufacturing facilities and customization centers located in China, The Netherlands, Brazil, India and Hungary. With a global presence, serving customers in North America, Europe, Asia, Australia, South America, and Africa, Allison also has over 1,400 independent distributor and dealer locations worldwide.

Forward-Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; general economic and industry conditions; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; the concentration of our net sales in our top five customers and the loss of any one of these; risks associated with our international operations; brand and reputational risks; our intention to pay dividends; and labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

2